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                               AGREEMENT OF TRUST

          THIS AGREEMENT OF TRUST (this "Agreement") made as of this 1st day of April 1989, by and between BANK OF HAWAII, a Hawaii corporation, (the "Employer") and VANGUARD FIDUCIARY TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code, (the "Trustee"),

                              W I T N E S S E T H:

          WHEREAS, the Employer has adopted and is maintaining the BANK OF HAWAII PROFIT SHARING PLAN (the "Plan") for the exclusive benefit of certain of its and its affiliates employees ("Participants"); and

          WHEREAS, the Employer and the Trustee deem it necessary and desirable to enter into a written agreement of trust;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

                                    ARTICLE I
                           ESTABLISHMENT OF THE TRUST

          Section 1.1. The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums as shall from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the "Fund." The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions under the Plan.

          Section 1.2. The Fund shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Employer.


                                 EXHIBIT (4)(b)

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           Section 1.3. The Trustee shall pay benefits and expenses from the
Fund only upon the written direction of the Employer. The Trustee shall be fully entitled to rely on such directions furnished by the Employer, and shall be under no duty to ascertain whether the directions are in accordance with the Plan.

                                   ARTICLE II
                             INVESTMENT OF THE FUND

          Section 2.1. The Employer shall have the exclusive authority and discretion to select the investment funds (the "Investment Funds") available for investment under the Plan. The Employer shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

          Section 2.2. Each Participant shall have the exclusive right, in accordance with the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds. All investment directions by Participants shall be furnished in writing to the Trustee by the Participants, except to the extent such directions are transmitted telephonically by Participants to the Trustee or its delegate in accordance with rules and procedures established and approved by the Employer and the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Participants in accordance with such rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Employer of this fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Fund.

          Section 2.3. Subject to the provisions of Sections 2.1 and 2.2, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

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                (a) to invest and reinvest all or a part of the Fund in
accordance with Participants' investment directions in any available Investment Fund selected by the Employer without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee. All or any part to the assets of the Fund may be invested in any collective investment trust that provides for the pooling of the assets of plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and exempt from taxation under Section 501(a) of the Code, provided such other collective investment trust is exempt from tax under the Code or regulations thereunder. The declaration of trust of any such trust is hereby made a part of this Agreement as fully as if set forth at length herein, and the combining of the assets of the Fund with the assets of other participating trusts in such trust is hereby specifically authorized. Assets of this Fund invested in any such trust shall be held and administered by the trustee of such trust in accordance with the terms of and under the powers created in the declaration of trust creating such a trust.

               (b) to dispose of all or any part of the investments, securities or other property that may from time to time or at any time constitute the Fund in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Employer furnished to it pursuant to Section 1.3; and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;

               (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;

               (d) to cause any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by deliver, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

               (e) to vote in person or by proxy with respect to all securities that are credited to a Participant's separate accounts under the Plan solely in


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accordance with written directions furnished to it by the Participant, provided that any securities with respect to which the Participant's voting directions are not received by the Trustee shall not be voted (except that in the case of shares of Bancorp Hawaii, Inc. with respect to which the Participant's voting directions are not received by the Trustee, such shares shall be voted in accordance with the recommendation of management of Bancorp Hawaii, Inc.) and that the Trustee shall be responsible for delivering to each Participant all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to any shares of one or more of the regulated investment companies offered by The Vanguard Group, Inc. that are credited to the Participant's separate accounts under the Plan;

               (f) upon the written direction of the Employer, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

               (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of the Plan and this Agreement;

               (h) upon the written direction of the Employer, to make loans from the Fund to Participants in amounts and on terms approved by the Employer in accordance with the provisions of the Plan, provided that the Employer shall have the sole responsibility for collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and

               (i) to pay from the Fund all taxes imposed or levied with respect to the Fund or any part thereof under existing or future laws and to contest the validity or amount of any tax, assessment, claim or demand respecting the Fund or any part thereof.

          Section 2.4. Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Fund outside of the jurisdiction of the district courts of the United States.

                                   ARTICLE III
                           DUTIES AND RESPONSIBILITIES

          Section 3.1. Each of the Trustee and the Employer shall discharge its assigned duties and

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responsibilities under this Agreement and the Plan solely in the interest of
Participants and their beneficiaries in the following manner:

               (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

               (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

               (c) in accordance with the provisions of the Plan and this Agreement insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          Section 3.2. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder and such additional records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer. A Participant may examine only those individual account records pertaining directly to him.

          Section 3.3. Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Employer a written account of the administration of the Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by Employer, the Employer shall not be entitled to any further accounting by the Trustee. The Employer may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date on which the accounting is delivered to the Employer.

          Section 3.4. In accordance with the Plan, the Trustee shall open and maintain separate accounts in the name of each Participant in order to record all contributions by or on behalf of the Participant under the Plan and any earnings, losses and expenses attributable thereto. The Employer shall furnish the Trustee with written instructions enabling the Trustee to allocate

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properly all contributions and other amounts under the Plan to the separate accounts of Participants. In making such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Employer and shall be under no duty to make any inquiry or investigation with respect thereto.

          Section 3.5. The Trustee shall furnish each Participant with statements at least annually, or more frequently as may be agreed upon with the Employer, reflecting the current fair market value of the Participant's separate Accounts under the Plan.

          Section 3.6. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Employer as to any such question of fact.

          Section 3.7. Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or ERISA, the Employer shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement.

                                   ARTICLE IV
                            PROHIBITION OF DIVERSION

          Section 4.1. Except as provided in Section 4.2, at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries, or for defraying reasonable expenses of administering the Plan.

          Section 4.2. Section 4.1 notwithstanding, contributions made by the Employer under the Plan shall be returned to the Employer under the following conditions:

               (a) If a contribution was made by mistake of fact, such contribution shall be returned to the

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Employer within one year of the payment of such contributions; or

               (b) If contributions to the Plan are specifically conditioned upon their deductibility under the Code, to the extent a deduction is disallowed for any such contribution it shall be returned to the Employer within one year after the disallowance of the deduction. Contributions that are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection.

                                    ARTICLE V
                           COMMUNICATION WITH EMPLOYER

          Section 5.1. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Employer, the Trustee shall be entitled to act upon any written communication signed by any person or agent designated to act as or on behalf of the Employer. Such person or agent shall be so designated either under the Plan or in writing by the Employer and such person's or agent's authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

          Section 5.2. The Employer shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act on behalf of the Employer. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any person designated to act on behalf of the Employer until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act on behalf of the Employer.

                                   ARTICLE VI
                             TRUSTEE'S COMPENSATION

          Section 6.1. The Trustee shall be entitled to reasonable compensation for its services as is agreed upon in writing with the Employer. If approved by the Employer, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such

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compensation or reimbursement shall be paid to the Trustee out of the Fund unless paid directly by the Employer.

                                   ARTICLE VII
                       RESIGNATION AND REMOVAL OF TRUSTEE

          Section 7.1. The Trustee may resign at any time by written notice to the Employer, which shall be effective 30 days after delivery unless prior thereto a successor Trustee shall have been appointed.

          Section 7.2. The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee. Such notice, however, may be waived by the Trustee.

          Section 7.3. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 30 days after notice of resignation shall have been given under this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

          Section 7.4. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and the Employer, who shall be jointly and severally liable therefor.

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                                  ARTICLE VIII
                               INSURANCE COMPANIES

          Section 8.1. If any contract issued by an insurance company shall form a part of the Fund, the insurance company shall not be deemed a party to this Agreement. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that any action of the Trustee is authorized by this Agreement or the Plan. Any change made or action taken by an insurance company upon the direction of the Trustee shall fully discharge the insurance company from all liability with respect thereto, and the insurance company need not see to the distribution or further application of any moneys paid by it to the Trustee or paid in accordance with the direction of the Trustee.

                                   ARTICLE IX
               AMENDMENT AND TERMINATION OF THE  TRUST  AND  PLAN

          Section 9.1. The Employer may, by delivery to the Trustee of an instrument in writing, amend, terminate or partially terminate this Agreement at any time, provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent and that no amendment shall divert any part of the Fund to any purpose other than providing benefits to Participants and their beneficiaries or defraying reasonable expenses of administering the Plan.

          Section 9.2. If the Plan is terminated, in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereof in such manner and at such times as the Employer shall direct in writing. In the absence of receipt of such written directions within 90 days after the effective date of such termination, the Trustee shall distribute the Fund in accordance with the requirements of the Plan.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

          Section 10.1. Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or

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proceeds of any allocated or unallocated portion of the assets of the Fund and any interest of any Participant or beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or beneficiary. No Participant or beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section 10.1 shall apply to all Participants and beneficiaries, regardless of their citizenship or place of residence.

          Section 10.2. Nothing contained in this Agreement or in the Plan shall require the Employer to retain any Employee in its service.

          Section 10.3. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

          Section 10.4. The Trustee hereby acknowledges receipt of a copy of the Plan. The Employer will cause a copy of any amendment to the Plan to be delivered to the Trustee.

          Section 10.5. The construction, validity and administration of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest:                       BANK OF HAWAII


  /s/ Ruth E. Miyashiro       By /s/ Lawrence M. Johnson
 ------------------------       ---------------------------

                              Title: President
                                     ----------------------

Attest:                       VANGUARD FIDUCIARY TRUST
                               COMPANY

/s/ illegible                 By /s/ R. Gregory Barton
- ------------------------        ---------------------------

                              Title:  Vice President

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